UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2019

PROPANC BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54878	33-0662986
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

302, 6 Butler Street

Camberwell, VIC, 3124 Australia

(Address of principal executive offices) (Zip Code)

61 03 9882 6723

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of principal U.S. market on which traded
Common stock, $0.001 par value	PPCB	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07	Submission of Matters to a Vote of Security Holders.

The information set forth in Item 8.01 below is incorporated herein by reference.

Item 8.01	Other Events.

Propanc Biopharma, Inc. (the “Company”) has received confirmation from the Financial Industry Regulatory Authority to be able to effectuate a 1-for-500 reverse stock split (the “Reverse Stock Split”) of all of the Company’s issued and outstanding shares of common stock, $0.001 par value per share (the “Common Stock”). The Reverse Stock Split will take effect in the market at the open of business on June 24, 2019 (the “Effective Date”), the Company’s trading symbol will temporarily change to “PPCBD” and the shares of Common Stock will trade on the OTCQB at the new split-adjusted price. That extra “D” will remain for 20 business days after which the trading symbol will revert to “PPCB”.

As a result of the Reverse Stock Split, every five hundred (500) shares of the pre-split issued and outstanding shares of Common Stock will automatically convert into one (1) post-split share of Common Stock, without any change in the par value of the shares. The number of the Company’s authorized shares of Common Stock shall be fixed at 100,000,000 after the Reverse Stock Split. All fractional shares will be rounded up. The new CUSIP number for the Common Stock will be 74346N206.

As a result of the Reverse Stock Split, all options and warrants of the Company outstanding immediately prior to the Reverse Stock Split will be adjusted by dividing the number of shares of Common Stock into which the options and warrants are exercisable by 500 and multiplying the exercise price thereof by 500, and all restricted stock units of the Company outstanding immediately prior to the Reverse Stock Split will be adjusted by dividing the number of shares of Common Stock underlying such restricted stock units by 500, all in accordance with the terms of the plans, agreements or arrangements governing such options, warrants and restricted stock units.

The Company’s stockholders who are holding their shares in electronic form at brokerage firms do not need to take any action, as the effect of the Reverse Stock Split will automatically be reflected in their brokerage accounts. Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action to receive shares of post-Reverse Stock Split common stock. Stockholders who hold shares of common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees. Stockholders who hold shares in certificated form will be sent a transmittal letter by the Company’s transfer agent, Action Stock Transfer Corporation, containing instructions on how a stockholder may surrender certificates to the transfer agent in exchange for certificates representing post-Reverse Stock Split shares.

As described in the Company’s definitive Information Statement on Schedule 14C, filed with the U.S. Securities and Exchange Commission on March 18, 2019, on March 4, 2019, the Company’s Board of Directors (the “Board”) approved and authorized, and the Company’s stockholders approved by written consent, in accordance with Delaware corporate law, for the Company to file a Certificate of Amendment to its Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware, to effect the Reverse Stock Split, as described above, subject to the Board determining the ratio of the Reverse Stock Split. The Certificate of Amendment as corrected by the Company’s Certificate of Correction, was filed with the Secretary of State of the State of Delaware and became effective June 14, 2019, pursuant to which the Company effected the Reverse Stock Split on the Delaware state level and fixed the number of the authorized shares of its common stock at 100,000,000 after the Reverse Stock Split. The foregoing description is qualified by reference to the Certificate of Amendment and the Certificate of Correction, copies of which are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
3.1*	Certificate of Amendment, dated as of June 7, 2019.
3.2*	Certificate of Correction, dated as of June 10, 2019.

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROPANC BIOPHARMA, INC.

	By:	/s/ James Nathanielsz
	Name:	James Nathanielsz
Dated: June 21, 2019	Title:	Chief Executive Officer